EXHIBIT 10.4

                                   RICK WINDON
                   SVP of Enterprise Sales and Strategic Deals
                                  2007 PAY PLAN

Salary                        $210,000 (1)
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Term                          New Three (3) year contract
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Signing                       6,500 restricted shares granted upon signing of
-------                       employment contract (subject to four year vesting)
                              6,500 shares granted upon 1st anniversary (subject to 4 year vesting)
                              6,500 options granted upon 2nd anniversary
                              (subject to 4 year vesting)

                              $36,000 cash at signing (if employees leave within initial term it will pay back the prorated/unvested portion); net payback funds (if any) will be reversed through Pomeroy payroll process.

Home Office Allowance         $200 per month
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(includes cell phone)

Auto Allowance                $500 per month
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Disability                    one year's base salary
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Life Insurance                $250,000
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Quarterly Bonus based on Enterprise Product Sales
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> xx million in sales =              $10,000
> xx million in sales =              $20,000
> xx million in sales =              $30,000

Quarterly Bonus based on Enterprise Services
--------------------------------------------
OEM Warranty mix can not be greater than xx% of revenues to be eligible

>xx million in sales =               $15,000
>xx million in sales =               $25,000
>xx million in sales =               $35,000


Bonus paid on strategic deals (Includes product and services)
-------------------------------------------------------------
=xxx% of first year value
All deals must be approved by SVP of Delivery and CEO, by inclusion on the Strategic Deal Executive Dashboard

xx% = at the end of the qtr in which the contract is executed xx% = at the beginning of subsequent quarters for three (3) quarters

Annuity Deal Bonus

> or =  2 years + extensions =       $10k
> or =  3 years + extensions =       $20k
> or =  5 years + extensions =       $30k

Year End Total Company Bonus
----------------------------
Minimum of xxx% NPBT required

> xxx million in sales =             $25,000 + 10,000 options (2)
> xxx million in sales =             $50,000 + 20,000 options (2)
> xxx million in sales =             $75,000 + 30,000 options (2)

Plan subject to change due to: changes in business model, acquisitions, etc.

(3) If the second bar of the Total Company year end bonus is achieved the base salary will be uplifted to $225,000 for fiscal 2008.
(4) Employee eligible for nine (9) months severance if terminated without cause and all stock options and restricted share grants are immediately vested.
(5) Stock options are subject to a three (3) year vesting period. 50% of cash portion of Year End Company bonus is subject to a three (3) year vesting schedule. Restricted shares may be used in lieu of stock options.



Rick Windon, SVP Sales                                          Date
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Steve Pomeroy, CEO                                              Date
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